EXHIBIT 99.1
Element Solutions Inc
Announces 2022 Third Quarter Financial Results

•Net sales of $619 million, approximately flat from the third quarter last year on a reported basis; an increase of 5% on an organic basis
•GAAP diluted EPS of $0.22, compared to $0.15 in the same period last year; adjusted EPS of $0.36 as compared to $0.34 in the same period last year
•Reported net income of $53 million, as compared to $36 million in the same period last year
•Adjusted EBITDA of $134 million, an increase of 11% from the third quarter last year on a constant currency basis
•Third quarter 2022 cash from operating activities of $127 million and free cash flow of $116 million, an increase of 42% from the third quarter last year
Miami, Fla., October 26, 2022 -- Element Solutions Inc (NYSE:ESI) (“Element Solutions” or the “Company”), a global and diversified specialty chemicals company, today announced its financial results for the three and nine months ended September 30, 2022.
Executive Commentary
President and Chief Executive Officer Benjamin Gliklich said, "Element Solutions delivered another strong quarter of growth, despite the accelerating macro headwinds in many of our end markets. Typical seasonal patterns did not materialize. In September, demand in Europe did not recover from August holidays. Electronics markets weakened, particularly in China, in contrast to their normal third quarter ramp. Nonetheless, we grew organically in both our operating segments as pricing actions, new business wins and a focus on high-growth electronics applications helped to offset soft volume. Our sales outpaced our markets. Inflation in raw materials and logistics together with mix were headwinds to adjusted EBITDA in the quarter as was the strengthening U.S. dollar; however cost management from synergies and actions taken in the quarter offset these impacts. Adjusted EBITDA grew year over year.”

Mr. Gliklich continued, “While we continue to execute well commercially and operationally, the combination of weak electronics markets, economic stress in Europe and record U.S. dollar strength will drive a greater than typical sequential decline in the fourth quarter. Accordingly, we are aligning our guidance with this backdrop. While we do not expect an imminent recovery in certain key end-markets, our conviction in their long-term health is unbroken. Customers remain highly engaged with our commercial and technical teams, and we have seen an acceleration in interest in several of our newer technology offerings, including products in semiconductor assembly, high-end circuit board and sustainable industrial surface treatment amongst others. The growth opportunities in markets and applications for power electronics, 5G technologies and more sustainable chemistry should be substantial over time. In the interim, we will continue to take actions designed to protect profits and generate outsized free cash flow to reinvest behind our businesses.”
Third Quarter 2022 Highlights (compared with third quarter 2021)
•Net sales on a reported basis for the third quarter of 2022 were $619 million, approximately flat over the third quarter of 2021. Organic net sales, which exclude the impact of currency changes, certain pass-through metal prices and acquisitions, increased 5%.
◦Electronics: Net sales decreased 6% to $388 million. Organic net sales increased 5%.
◦Industrial & Specialty: Net sales increased 13% to $231 million. Organic net sales increased 6%.
•Third quarter of 2022 earnings per share (EPS) performance:
◦GAAP diluted EPS was $0.22 for the third quarter of 2022 as compared to $0.15 for the third quarter of 2021.
◦Adjusted EPS was $0.36, as compared to $0.34 per share in prior year.
•Reported net income was $53 million for the third quarter of 2022 as compared to $36 million for the third quarter of 2021.

•Adjusted EBITDA for the third quarter of 2022 was $134 million, an increase of 2%. On a constant currency basis, adjusted EBITDA increased 11%.
◦Electronics: Adjusted EBITDA was $91 million, a decrease of 5%. On a constant currency basis, adjusted EBITDA increased 2%.
◦Industrial & Specialty: Adjusted EBITDA was $42 million, an increase of 22%. On a constant currency basis, adjusted EBITDA increased 38%.
◦Adjusted EBITDA margin increased 40 basis points to 21.6% on a reported basis. On a constant currency basis, adjusted EBITDA margin increased 40 basis points.
•Net debt to adjusted EBITDA ratio of 3.1x on a trailing twelve month basis.
Updated 2022 Guidance
For the full-year 2022, the Company updated its financial guidance for adjusted EBITDA in a range of $525 million to $530 million to reflect increased translational foreign exchange headwinds and lowered macro-economic growth assumptions. The Company's expectation is for Q4 2022 adjusted EBITDA to be approximately flat year-over-year on a constant currency basis. Full-year constant currency adjusted EBITDA growth implied by the Company's guidance is 8%. The Company also now expects full-year 2022 adjusted EPS of $1.40 to $1.42 and free cash flow of approximately $250 million.
Recent Developments
As part of its stock repurchase program, during the third quarter of 2022, the Company repurchased 3.0 million shares of its common stock. Through September 30, 2022, the Company has repurchased 6.0 million shares in 2022. The remaining authorization under the stock repurchase program was approximately $616 million at September 30, 2022.
Conference Call
Element Solutions will host a webcast/dial-in conference call to discuss its 2022 third quarter financial results at 8:30 a.m. (Eastern Time) on Thursday, October 27, 2022. Participants on the call will include President and Chief Executive Officer Benjamin Gliklich and Chief Financial Officer Carey J. Dorman.
To listen to the call by telephone, please dial 888-510-2346 (domestic) or 646-960-0111 (international) and enter the Conference ID: 3799230. The call will be simultaneously webcast at www.elementsolutionsinc.com. A replay of the call will be available after completion of the live call at www.elementsolutionsinc.com.
About Element Solutions
Element Solutions Inc is a leading global specialty chemicals company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, these innovative solutions enable customers' manufacturing processes in several key industries, including consumer electronics, power electronics, semiconductor fabrication, communications and data storage infrastructure, automotive systems, industrial surface finishing, consumer packaging and offshore energy.
More information about the Company is available at www.elementsolutionsinc.com.

Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "assume," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "aim," "can have," "likely," "potential," "target," "hope," "goal," "priority," "guidance" or "confident" and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding market and economic trends, including accelerating macro headwinds in many of the Company's end markets, weak electronic markets, economic stress in Europe and record U.S. dollar strength; key end-markets recovery and long-term health; customer engagement; interest in the Company's newer technology offerings; growth opportunities; actions designed to protect profits and generate outsized free cash flow; reinvestment in the Company's businesses; fourth quarter 2022 guidance for adjusted EBITDA on a constant currency basis; and full-year 2022 guidance for adjusted EBITDA, constant currency adjusted EBITDA growth, adjusted EPS and free cash flow. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Such projections and statements are based on the assessment of information available as of the current date, and the Company does not undertake any obligations to provide any further updates. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the duration and scope of the COVID-19 pandemic; the efficacy, availability and/or public acceptance of vaccines and treatments targeting COVID-19 and/or its variants; governments', businesses', and individuals' actions in response to the pandemic; the general impact of the pandemic and the invasion of Ukraine by Russia on economic activity, including financial market instability and disruption of global supply chains, and on the Company's customers, employees, suppliers, vendors and other stakeholders; inflation and fluctuations in foreign exchange rates; business and management strategies; outstanding debt and debt leverage ratio; shares repurchases; debt and/or equity issuance or retirement; returns to stockholders; and the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items, including the Company's ability to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in the Company's periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share amounts)	2022	2021	2022	2021
Net sales	$618.5	$616.2	$1,975.6	$1,752.9
Cost of sales	396.6	371.7	1,240.9	1,028.9
Gross profit	221.9	244.5	734.7	724.0
Operating expenses:
Selling, technical, general and administrative	131.4	163.5	431.3	447.8
Research and development	11.3	12.5	38.2	36.8
Total operating expenses	142.7	176.0	469.5	484.6
Operating profit	79.2	68.5	265.2	239.4
Other (expense) income:
Interest expense, net	(12.3)	(13.8)	(39.6)	(39.6)
Foreign exchange gain (loss)	0.9	(0.6)	2.9	22.2
Other income (expense), net	2.0	(0.9)	5.2	(8.2)
Total other expense	(9.4)	(15.3)	(31.5)	(25.6)
Income before income taxes and non-controlling interests	69.8	53.2	233.7	213.8
Income tax expense	(16.5)	(17.3)	(60.4)	(16.5)
Net income from continuing operations	53.3	35.9	173.3	197.3
Income from discontinued operations, net of tax	—	—	1.8	2.0
Net income	53.3	35.9	175.1	199.3
Net (income) loss attributable to non-controlling interests	(0.1)	0.1	(0.6)	0.1
Net income attributable to common stockholders	$53.2	$36.0	$174.5	$199.4

Earnings per share
Basic from continuing operations	$0.22	$0.15	$0.70	$0.80
Basic from discontinued operations	—	—	0.01	0.01
Basic attributable to common stockholders	$0.22	$0.15	$0.71	$0.81

Diluted from continuing operations	$0.22	$0.15	$0.70	$0.79
Diluted from discontinued operations	—	—	0.01	0.01
Diluted attributable to common stockholders	$0.22	$0.15	$0.71	$0.80

Weighted average common shares outstanding
Basic	244.7	247.6	246.4	247.5
Diluted	245.0	248.0	247.2	248.0

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(dollars in millions)	2022	2021
Assets
Cash & cash equivalents	$234.0	$330.1
Accounts receivable, net of allowance for doubtful accounts of $12.4 and $12.2 at September 30, 2022 and December 31, 2021, respectively	467.6	492.2
Inventories	309.9	274.4
Prepaid expenses	35.2	29.4
Other current assets	131.9	88.4
Total current assets	1,178.6	1,214.5
Property, plant and equipment, net	263.4	278.1
Goodwill	2,326.2	2,526.3
Intangible assets, net	804.1	956.7
Deferred income tax assets	50.1	81.5
Other assets	247.3	81.3
Total assets	$4,869.7	$5,138.4
Liabilities and stockholders' equity
Accounts payable	$158.4	$138.4
Current installments of long-term debt	11.9	12.7
Accrued expenses and other current liabilities	183.7	264.1
Total current liabilities	354.0	415.2
Debt	1,886.8	1,894.2
Pension and post-retirement benefits	29.7	36.1
Deferred income tax liabilities	122.9	140.0
Other liabilities	171.6	152.1
Total liabilities	2,565.0	2,637.6
Stockholders' equity
Common stock: 400.0 shares authorized (2022: 265.0 shares issued; 2021: 261.9 shares issued)	2.7	2.6
Additional paid-in capital	4,180.6	4,166.6
Treasury stock (2022: 22.2 shares; 2021: 15.2 shares)	(299.7)	(159.2)
Accumulated deficit	(1,217.1)	(1,331.9)
Accumulated other comprehensive loss	(378.4)	(197.4)
Total stockholders' equity	2,288.1	2,480.7
Non-controlling interests	16.6	20.1
Total equity	2,304.7	2,500.8
Total liabilities and stockholders' equity	$4,869.7	$5,138.4

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended			Nine Months Ended September 30,
(dollars in millions)	September 30, 2022	June 30, 2022	March 31, 2022	2022	2021
Cash flows from operating activities:
Net income	$53.3	$65.4	$56.4	$175.1	$199.3
Net income from discontinued operations, net of tax	—	1.8	—	1.8	2.0
Net income from continuing operations	53.3	63.6	56.4	173.3	197.3
Reconciliation of net income from continuing operations to net cash flows provided by (used in) operating activities:
Depreciation and amortization	39.8	40.6	41.6	122.0	120.7
Deferred income taxes	(4.0)	5.4	2.5	3.9	(37.4)
Foreign exchange (gain) loss	(1.1)	0.2	(0.1)	(1.0)	(13.1)
Incentive stock compensation	4.0	3.6	5.2	12.8	33.8
Other, net	3.0	3.4	4.3	10.7	11.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	36.5	(10.2)	(49.6)	(23.3)	(59.0)
Inventories	12.8	(28.4)	(47.5)	(63.1)	(78.5)
Accounts payable	(11.1)	2.0	41.2	32.1	41.6
Accrued expenses	(4.7)	6.4	(49.6)	(47.9)	13.2
Prepaid expenses and other current assets	(6.7)	(4.8)	(10.5)	(22.0)	(15.8)
Other assets and liabilities	4.9	(7.5)	0.5	(2.1)	(9.2)
Net cash flows provided by (used in) operating activities	126.7	74.3	(5.6)	195.4	204.7
Cash flows from investing activities:
Capital expenditures	(11.1)	(12.2)	(9.5)	(32.8)	(27.7)
Proceeds from disposal of property, plant and equipment	—	3.4	—	3.4	—
Acquisition of business, net of cash acquired	—	—	(22.6)	(22.6)	(536.5)
Other, net	(4.8)	(0.1)	(5.0)	(9.9)	14.0
Net cash flows used in investing activities	(15.9)	(8.9)	(37.1)	(61.9)	(550.2)
Cash flows from financing activities:
Debt proceeds, net of discount	—	—	—	—	398.0
Repayments of borrowings	(5.6)	(3.2)	(3.1)	(11.9)	(6.7)
Repurchases of common stock	(53.8)	(41.4)	(18.3)	(113.5)	(1.7)
Dividends	(19.6)	(19.7)	(19.9)	(59.2)	(42.1)
Payment of financing fees	—	—	—	—	(5.1)
Other, net	(3.2)	2.0	(25.8)	(27.0)	(6.2)
Net cash flows (used in) provided by financing activities	(82.2)	(62.3)	(67.1)	(211.6)	336.2
Net cash flows provided by (used in) operating activities of discontinued operations	—	1.8	—	1.8	(0.4)
Effect of exchange rate changes on cash and cash equivalents	(10.2)	(8.1)	(1.5)	(19.8)	(2.9)
Net increase (decrease) in cash and cash equivalents	18.4	(3.2)	(111.3)	(96.1)	(12.6)
Cash and cash equivalents at beginning of period	215.6	218.8	330.1	330.1	291.9
Cash and cash equivalents at end of period	$234.0	$215.6	$218.8	$234.0	$279.3

ELEMENT SOLUTIONS INC
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. SEGMENT RESULTS (1)
	Three Months Ended September 30,					Nine Months Ended September 30,
(dollars in millions)	2022	2021	Reported	Constant Currency	Organic	2022	2021	Reported	Constant Currency	Organic
Net sales
Electronics	$387.7	$411.6	(6)%	1%	5%	$1,266.5	$1,172.9	8%	13%	7%
Industrial & Specialty	230.8	204.6	13%	26%	6%	709.1	580.0	22%	33%	4%
Total	$618.5	$616.2	0%	9%	5%	$1,975.6	$1,752.9	13%	20%	6%

Adjusted EBITDA
Electronics	$91.2	$95.9	(5)%	2%		$293.8	$287.1	2%	7%
Industrial & Specialty	42.3	34.7	22%	38%		124.9	113.1	10%	22%
Total	$133.5	$130.6	2%	11%		$418.7	$400.2	5%	11%

	Three Months Ended September 30,			Constant Currency		Nine Months Ended September 30,			Constant Currency
	2022	2021	Change	2022	Change	2022	2021	Change	2022	Change
Adjusted EBITDA Margin
Electronics	23.5%	23.3%	20bps	23.5%	20bps	23.2%	24.5%	(130)bps	23.2%	(130)bps
Industrial & Specialty	18.4%	16.9%	150bps	18.5%	160bps	17.6%	19.5%	(190)bps	17.8%	(170)bps
Total	21.6%	21.2%	40bps	21.6%	40bps	21.2%	22.8%	(160)bps	21.2%	(160)bps
(1)     In the second quarter of 2022, the Company transferred its Films business from its Industrial business in the Industrial & Specialty segment to its Circuitry business in the Electronics segment. Historical information has been reclassified to include the Films business in the Electronics segment for all periods presented.

II. CAPITAL STRUCTURE
(dollars in millions)		Maturity	Interest Rate	September 30, 2022
Instrument
Corporate Revolver		1/31/2024	LIBOR plus 2.25%	$—
Term Loans	(1)	1/31/2026	LIBOR plus 2.00%	1,116.9
Total First Lien Debt				1,116.9
Senior Notes due 2028		9/1/2028	3.875%	800.0
Other Debt				1.6
Total Debt				1,918.5
Cash Balance				234.0
Net Debt				$1,684.5
Adjusted Shares Outstanding	(2)			245.2
Market Capitalization	(3)			$3,989.4
Total Capitalization				$5,673.9
(1) Element Solutions swapped its floating term loan rate to a fixed rate for its initial $750 million term loans through January 2024 and its incremental $400 million add-on term loans through January 2025, which could vary in the future due to changes in the euro and the U.S. dollar exchange rate. At September 30, 2022, approximately 100% of the Company's debt was fixed.
(2) See "Non-GAAP Adjusted Common Shares Outstanding at September 30, 2022 and 2021" following the footnotes under the "Adjusted Earnings Per Share (EPS)" reconciliation table below.
(3) Based on the closing price of the shares of Element Solutions of $16.27 at September 30, 2022.

III. SELECTED FINANCIAL DATA
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Interest expense	$13.1	$14.0	$41.1	$40.4
Interest paid	$19.2	$20.2	$43.7	$45.2
Income tax expense	$16.5	$17.3	$60.4	$16.5
Income taxes paid	$14.0	$16.1	$45.6	$51.1
Capital expenditures	$11.1	$10.4	$32.8	$27.7
Proceeds from disposal of property, plant and equipment	$—	$—	$3.4	$—

Non-GAAP Measures
To supplement its financial measures prepared in accordance with GAAP, Element Solutions presents in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS, adjusted common shares outstanding, free cash flow, net debt to adjusted EBITDA ratio, organic net sales growth, full year 2022 guidance for adjusted EBITDA and constant currency adjusted EBITDA growth, adjusted EPS and free cash flow, and fourth quarter 2022 guidance for constant currency adjusted EBITDA. The Company also evaluates and presents other results of operations on a constant currency basis.
Management internally reviews these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis. The Company also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or are considered to be associated with its capital structure. These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Element Solutions reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the definitions and reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company's businesses.
The Company only provides full year 2022 guidance for adjusted EBITDA, constant currency adjusted EBITDA growth, adjusted EPS and free cash flow, and fourth quarter 2022 guidance for constant currency adjusted EBITDA on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying, without unreasonable efforts, certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, impairments, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting results to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the estimated impact of foreign currency translation.
Organic Net Sales Growth:
Organic net sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass-through pricing of certain metals and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable net sales over differing periods on a consistent basis.

The following table reconciles GAAP net sales growth to organic net sales growth for the three and nine months ended September 30, 2022:

	Three Months Ended September 30, 2022
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Acquisitions	Organic Net Sales Growth
Electronics	(6)%	7%	1%	4%	—%	5%
Industrial & Specialty	13%	13%	26%	—%	(21)%	6%
Total	0%	9%	9%	3%	(7)%	5%

	Nine Months Ended September 30, 2022
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Acquisitions	Organic Net Sales Growth
Electronics	8%	5%	13%	(5)%	(1)%	7%
Industrial & Specialty	22%	11%	33%	—%	(29)%	4%
Total	13%	7%	20%	(3)%	(10)%	6%
NOTE: Totals may not sum due to rounding.
For the three months ended September 30, 2022, Electronics' consolidated results were negatively impacted by $18.3 million of pass-through metals pricing and Industrial & Specialty's consolidated results were positively impacted by $41.9 million of acquisitions. For the nine months ended September 30, 2022, Electronics' consolidated results were positively impacted by $54.7 million of pass-through metals pricing and $13.5 million of acquisitions and Industrial & Specialty's consolidated results were positively impacted by $170.5 million of acquisitions.
Adjusted Earnings Per Share (EPS):
Adjusted EPS is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted EPS facilitates operating performance comparisons on a period-to-period basis. Adjusted EPS is defined as net income attributable to common stockholders adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions. Further, the Company adjusts its effective tax rate to 20% for the three and nine months ended September 30, 2022 and 2021, respectively, as described in footnote (8) under the reconciliation table below.
The resulting adjusted net income is then divided by the Company's adjusted common shares outstanding. Adjusted common shares outstanding represent the shares outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter for the year-to-date period plus shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable).

The following table reconciles GAAP "Net income attributable to common stockholders" to "Adjusted net income attributable to common stockholders" and presents the number of adjusted common shares outstanding used in calculating adjusted EPS for each period presented below:

		Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share amounts)		2022	2021	2022	2021
Net income attributable to common stockholders		$53.2	$36.0	$174.5	$199.4
Net income from discontinued operations attributable to common stockholders		—	—	1.8	2.0
Net income from continuing operations attributable to common stockholders		53.2	36.0	172.7	197.4
Reversal of amortization expense	(1)	29.2	31.9	90.5	92.0
Adjustment to reverse incremental depreciation expense from acquisitions	(1)	0.5	0.7	1.7	2.4
Inventory step-up	(1)	—	4.3	0.5	6.5
Restructuring expense	(2)	2.9	1.3	6.1	5.2
Acquisition and integration expense	(3)	2.2	7.1	6.2	10.3
Foreign exchange loss (gain) on internal debt	(4)	2.5	0.6	3.2	(22.8)
Adjustment of stock compensation previously not probable	(5)	—	7.6	1.3	21.2
Unrealized loss (gain) on metals derivative contracts	(6)	2.3	(0.9)	(2.0)	(2.3)
Other, net	(7)	1.7	2.1	8.1	8.0
Tax effect of pre-tax non-GAAP adjustments	(8)	(8.3)	(10.9)	(23.1)	(24.1)
Adjustment to estimated effective tax rate	(8)	2.6	6.6	13.6	(26.3)
Adjusted net income attributable to common stockholders		$88.8	$86.4	$278.8	$267.5

Adjusted earnings per share	(9)	$0.36	$0.34	$1.12	$1.06

Adjusted common shares outstanding	(9)	245.2	252.1	247.9	251.4
(1) The Company eliminates the amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance its product portfolio.
(2) The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(3) The Company adjusts for costs associated with acquisition and integration activity, including costs of obtaining related financing, legal and accounting fees and transfer taxes. The 2022 adjustments primarily relate to costs associated with the integration of our recent acquisitions. The 2021 adjustments primarily relate to costs associated with the acquisitions of Coventya Holding SAS, H.K. Wentworth Limited and their respective subsidiaries, partially offset by a gain of $3.9 million on the sale of a dormant facility in New Jersey during the first quarter of 2021 which was included in our Electronics business segment. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(4) The Company adjusts for foreign exchange gains and losses on intercompany debt because it expects the period-to-period movement of the applicable currencies to offset on a long-term basis and because these gains and losses are not fully realized due to their long-term nature. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.
(5) The Company adjusts for costs relating to certain stretch target performance-based RSUs granted to certain key executives in 2019 as the achievement of the performance target for these awards was not deemed probable prior to the second quarter of 2021 and, therefore, compensation expense for these awards did not begin to be recognized until the second quarter of 2021 when achievement of the performance target became probable. The Company adjusts these costs to provide a meaningful comparison of its performance between periods.
(6) The Company adjusts for unrealized gains/losses on metals derivative contracts to provide a meaningful comparison of its performance between periods.
(7) The Company's adjustments are primarily comprised of certain professional consulting fees. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(8) The Company adjusts its effective tax rate to 20% for the three and nine months ended September 30, 2022 and 2021, respectively. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. The Company also applies an effective tax rate of 20% to pre-tax non-GAAP adjustments for the three and nine months ended September 30, 2022 and 2021, respectively. These effective tax rate adjustments are made because the Company believes they provide a meaningful comparison of its performance between periods.
(9) The Company defines "Adjusted common shares outstanding" as the number of shares of its common stock outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter for the year-to-date period, plus the shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable). The Company adjusts the number of its outstanding common shares for this calculation to provide an understanding of the Company’s results of operations on a per share basis. See table below for further information:
Adjusted Common Shares Outstanding at September 30, 2022 and 2021
The following table shows the Company's adjusted common shares outstanding at each period presented:

	September 30,		Year-to-Date Average September 30,
(amounts in millions)	2022	2021	2022	2021
Basic common shares outstanding	242.8	247.5	245.5	247.5
Number of shares issuable upon vesting of granted Equity Awards	2.4	4.6	2.4	3.9
Adjusted common shares outstanding	245.2	252.1	247.9	251.4
EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business, including unrealized gains/losses on metals derivative contracts, or are considered to be associated with its capital structure, as described in the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Element Solutions' business and facilitate comparisons of its profitability to prior and future periods.
The following table reconciles GAAP "Net income attributable to common stockholders" to "Adjusted EBITDA" for each of the periods presented:

		Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)		2022	2021	2022	2021
Net income attributable to common stockholders		$53.2	$36.0	$174.5	$199.4
Add (subtract):
Net income (loss) attributable to non-controlling interests		0.1	(0.1)	0.6	(0.1)
Income from discontinued operations, net of tax		—	—	(1.8)	(2.0)
Income tax expense		16.5	17.3	60.4	16.5
Interest expense, net		12.3	13.8	39.6	39.6
Depreciation expense		10.6	9.6	31.5	28.7
Amortization expense		29.2	31.9	90.5	92.0
EBITDA		121.9	108.5	395.3	374.1
Adjustments to reconcile to Adjusted EBITDA:
Inventory step-up	(1)	—	4.3	0.5	6.5
Restructuring expense	(2)	2.9	1.3	6.1	5.2
Acquisition and integration expense	(3)	2.2	7.1	6.2	10.3
Foreign exchange loss (gain) on internal debt	(4)	2.5	0.6	3.2	(22.8)
Adjustment of stock compensation previously not probable	(5)	—	7.6	1.3	21.2
Unrealized loss (gain) on metals derivative contracts	(6)	2.3	(0.9)	(2.0)	(2.3)
Other, net	(7)	1.7	2.1	8.1	8.0
Adjusted EBITDA		$133.5	$130.6	$418.7	$400.2
NOTE: For the footnote descriptions, please refer to the footnotes located under the "Net income attributable to common stockholders" reconciliation table above.

Net Debt to Adjusted EBITDA Ratio:
Net debt to adjusted EBITDA ratio is defined as total debt (current installments of long-term debt, revolving credit facilities and long-term debt), excluding unamortized discounts and debt issuance costs, which totaled $19.8 million at September 30, 2022, less cash divided by adjusted EBITDA.
The following table presents the Company's net debt to adjusted EBITDA ratio of 3.1x on a trailing twelve month basis:

	2022	2021	Trailing Twelve Months
(dollars in millions)	YTD	Q4
Net income attributable to common stockholders	$174.5	$3.9	$178.4
Add (subtract):
Net income attributable to non-controlling interests	0.6	0.5	1.1
(Income) loss from discontinued operations, net of tax	(1.8)	1.7	(0.1)
Income tax expense	60.4	31.8	92.2
Interest expense, net	39.6	14.6	54.2
Depreciation expense	31.5	11.0	42.5
Amortization expense	90.5	32.2	122.7
EBITDA	395.3	95.7	491.0
Adjustments to reconcile to Adjusted EBITDA:
Inventory step-up	0.5	6.4	6.9
Restructuring expense	6.1	6.5	12.6
Acquisition and integration expense	6.2	3.9	10.1
Foreign exchange loss on internal debt	3.2	6.2	9.4
Adjustment of stock compensation previously not probable	1.3	2.7	4.0
Unrealized (gain) loss on metals derivative contracts	(2.0)	2.2	0.2
Other, net	8.1	1.0	9.1
Adjusted EBITDA	$418.7	$124.6	$543.3

Net debt			$1,684.5

Net debt to adjusted EBITDA ratio			3.1x
Free Cash Flow:
Free cash flow is defined as net cash flows from operating activities less net capital expenditures. Net capital expenditures include capital expenditures less proceeds from the disposal of property, plant and equipment. Management believes that free cash flow, which measures the Company’s ability to generate cash from its business operations, is an important financial measure for evaluating the Company's financial performance. However, free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of the Company’s liquidity.

The following table reconciles "Cash flows from operating activities" to "Free cash flows:"

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2022	2021	2022	2021
Cash flows from operating activities	$126.7	$91.7	$195.4	$204.7
Capital expenditures	(11.1)	(10.4)	(32.8)	(27.7)
Proceeds from disposal of property, plant and equipment	—	—	3.4	—
Free cash flows	$115.6	$81.3	$166.0	$177.0

Investor Relations Contact:
Varun Gokarn
Senior Director, Strategy and Finance
Element Solutions Inc
1-561-406-8465

Media Contact:
Liz Cohen
Managing Director
Kekst CNC
1-212-521-4845